Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of April 15, 2015 (the “Amendment Effective Date”), by and between Sagent Pharmaceuticals, Inc., a Wyoming corporation (“Company”) and Michael Logerfo (the “Executive” and together with the Company, the “Parties”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement (the “Agreement”), dated as of January 20, 2011, and

WHEREAS the Parties desire to amend the Executive’s position, salary and definition of certain terms as set forth in the Agreement in the manner reflected herein,

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1. Entity. The “Company”, as defined in the preamble of the Agreement and this Amendment, shall be amended to refer to Sagent Pharmaceuticals, Inc., a Delaware corporation.

2. Position and Duties.

The first two sentences of Section 3 of the Agreement are hereby deleted and replaced in their entirety with the following:

During the Employment Period, the Executive shall serve as the President. In such capacity, the Executive shall report exclusively to the Board; provided that, after the Company appoints a Chief Executive Officer (if anyone other than the Executive), the Executive shall report exclusively to the Company’s Chief Executive Officer.

3. Compensation and Benefits.

The first sentence of Section 5(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

Commencing April 15, 2015 and extending through the balance of the Employment Period, the Employer shall pay to the Executive a base salary (the “Base Salary”) at the rate of no less than $451,900 per calendar year, less applicable deductions, and prorated for any partial year.

4. Definitions: Good Reason.

The definition of Good Reason in Section 26 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Good Reason” means, unless otherwise agreed to in writing by the Executive, (i) any diminution or adverse change in the Executive’s titles; (ii) reduction in the Executive’s

Base Salary or Target Bonus; (iii) a change adverse to the Executive in the Executive’s reporting obligations; (iv) the selection by the Board of an individual, other than the Executive, for the role of Chief Executive Officer; (v) a material diminution in the Executive’s authority, responsibilities or duties or material interference with the Executive’s carrying out his duties; (vi) the assignment of duties inconsistent with the Executive’s position or status with the Employer as of the date hereof; (vii) a relocation by the Company of the Executive’s primary place of employment specified in Section 4 to a location more than 25 miles further from the Executive’s primary residence than the current location of the Executive’s primary place of employment; (viii) any other material breach of the terms of this Agreement or any other agreement that breach is not cured within ten days after the Executive’s delivery of a written notice of such breach to the Employer; (ix) any purported termination of the Executive’s employment by the Employer that is not effected in accordance with the applicable provisions of this Agreement; (x) the failure of the Employer to obtain the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of the assets of the Employer within 15 days after a merger, consolidation, sale or similar transaction; or (xi) the delivery of a notice of Non-Renewal by the Employer. In order to invoke a termination for Good Reason, the Executive must terminate his employment, if at all, within 60 days of the occurrence of any event of “Good Reason”. In the event the Executive invokes a termination for Good Reason under prong (iv) above, (a) the Executive shall designate a date at least ninety (90) days in advance as the Date of Termination, and (b) the Non-Compete Period shall be reduced by ninety (90) days. .

5. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and all of which together shall constitute the same instrument.

6. Ratification and Entire Agreement. The Agreement as amended hereby shall remain in full force and effect. The Agreement as amended hereby constitutes the entire agreement between the parties respecting the employment of the Executive, there being no representations, warranties or commitments except as set forth in the Agreement as amended hereby. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement effective as of the Amendment Effective Date.

SAGENT PHARMACEUTICALS, INC., A WYOMING CORPORATION

By:	/s/ Jonathon M. Singer
Name:	Jonathon M. Singer
Title:	Executive Vice President and Chief Financial Officer

SAGENT PHARMACEUTICALS, INC., A DELAWARE CORPORATION

By:	/s/ Jonathon M. Singer
Name:	Jonathon M. Singer
Title:	Executive Vice President and Chief Financial Officer

/s/ Michael Logerfo
Michael Logerfo

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